Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE
MADE BY
KBS LEGACY PARTNERS LIMITED PARTNERSHIP TO
KBS CAPITAL ADVISORS LLC
This First Amendment (this “Amendment”) to that certain Promissory Note (the “Note”) dated as of October 25, 2010 made by KBS Legacy Partners Limited Partnership (the “Borrower”) to KBS Capital Advisors LLC, its successors and assigns (the “Lender”), is entered into effective as of July 25, 2011 (the “Effective Date”), by and between Borrower and Lender.
RECITALS
WHEREAS, Borrower executed and delivered the Note, a copy of which is attached hereto as Exhibit A, to represent a loan of $14,000,000, or such lesser amount as shall equal the outstanding amount of the advances made by the Lender to the Borrower from time to time under the Note;
WHEREAS, Borrower and Lender now wish to modify the principal amount, maturity date and certain other terms of the Note to reflect the current arrangement between the parties.
NOW, THEREFORE, in consideration of the above recitals and the premises and mutual covenants contained herein, parties hereby agree to make and be legally bound by the following amendments:
AMENDMENT
1.    Principal Reduction. As of the Effective Date hereof, the outstanding amount of the advances made by the Lender to the Borrower under the Note shall not exceed $3,000,000.
2.     Amendment to Maturity Date. As of the Effective Date hereof, Section 1 (Maturity) of the Note is amended and restated in its entirety to read as follows:
“On March 25, 2012 (the “Stated Maturity Date”), all of the obligations of the Borrower to the Lender, including all outstanding principal, interest and all other amounts due under this Note, shall be due and payable in full. Notwithstanding the preceding sentence, if the Lender agrees to extend the maturity date of the $14.0 million loan between itself and Wells Fargo Bank, N.A., dated October 25, 2010 (the “Wells Fargo Loan”), the Stated Maturity Date shall be automatically extended to the extended maturity date of the Wells Fargo Loan without any further action.”
3.    Extension Fee. On the Effective Date, the Borrower agrees to pay to the Lender a non-refundable extension fee in the amount of $10,000 (the “Extension Fee”). To the extent that the Extension Fee, or any part thereof, is not paid on the date of the execution and delivery of this Amendment, such outstanding unpaid balance of the Extension Fee shall be added to the outstanding principal balance of the Note
4.    Ability to Reborrow. As of the Effective Date hereof, subject to the terms of Section 4 (Prepayment) of the Note, the Borrower may borrow, repay and reborrow, and the Lender may advance and readvance under the Note from time to time until the Stated Maturity Date of the Note (each an “Advance” and together the “Advances”), so long as the total principal balance outstanding under this Note at any one time does not exceed the principal amount stated in Section 1 (Principal Reduction) of this Amendment. The Lender's obligation to make Advances under the Note shall terminate upon the occurrence of a Default under the Note.
5.    No Other Amendments. Except as otherwise provided in this Amendment, in all other respects the terms and provisions of the Note shall remain in full force and effect.
6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delievered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument. Facsimile signature are for all purposes acceptable and binding.
Signature page follows.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first written above.

Borrower:
KBS Legacy Partners Limited Partnership

By:	KBS Legacy Partners Apartment REIT, Inc.,
its sole general partner

By:	/s/ C. Preston Butcher
C. Preston Butcher
Chief Executive Officer

Lender:
KBS Capital Advisors

By:	Schreiber Real Estate Investment, L.P., a
manager

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Manager

EXHIBIT A
PROMISSORY NOTE